UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2017 (July 18, 2017)

 CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11 W. 42nd Street
New York, New York 10036

(Address of registrant’s principal executive office)

Registrant's telephone number, including area code: (212) 461-5200

Not Applicable

_________________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13e-4I)

	Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of New Director

On July 18, 2017, CIT Group Inc. (“CIT” or the “Company”) announced that the Board of Directors (the “CIT Board”) appointed Khanh T. Tran (61) as a director of the Company, effective July 27, 2017. The Board of Directors (the “Bank Board”) of CIT Bank, N.A. (the “Bank”) also appointed Mr. Tran as a director of the Bank Board. Mr. Tran was also appointed to the Nominating and Governance Committee of the CIT Board. Mr. Tran is the President and Chief Executive Officer and a Director of Aviation Capital Group LLC, a full service aircraft leasing and asset management company that is a wholly owned subsidiary of Pacific Life Insurance Company, positions he has held since January 2016. Previously, Mr. Tran served as President of Pacific Life Insurance Company, the principal operating subsidiary of Pacific Mutual Holding Company, from 2012 to 2015, as Chief Financial Officer and Chief Investment Officer from 2011 to 2012, as Chief Financial Officer from 1996 to 2011, and as Treasurer from 1990 to 1996. Mr. Tran previously served as a director of Pacific Life Insurance Company from 1997 to 2015, Pacific LifeCorp and Pacific Mutual Holding Company from 2012 to 2015, Prandium, Inc. from 2001 to 2002, Scottish Annuity & Life Holdings Ltd. from 2001 to 2004, and College Savings Bank from 2002 to 2012.

In connection with his appointment to the Board, Mr. Tran will receive a one-time equity-based grant of $100,000, in the form of $99,000 of restricted stock units, which will vest 1/3 per year over three years, and $1,000 of fully vested common stock, as provided in the Company’s compensation plan for non-management directors, which was amended to provide for the immediate vesting of $1,000 of common stock. Under the plan, Mr. Tran will also receive an annual retainer of $85,000 (payable as cash or restricted stock units, at the election of the director) and restricted stock units valued at $95,000.

Section 8 – Other Events

Item 8.01. Other Events.

Dividend

On July 17, 2017, the Company issued a press release announcing that the CIT Board declared a quarterly cash dividend in the amount of $0.15 per common share, payable on August 25, 2017 to common shareholders of record on August 11, 2017. The press release is attached as Exhibit 99.1.

Stock Repurchase

On July 17, 2017, the Company issued a press release announcing that the CIT Board authorized the repurchase of up to $225 million of its outstanding Common Stock through June 30, 2018, including up to $25 million of share repurchases related to employee stock ownership plans to offset dilution from shares issued pursuant to such plans. Management will determine the timing and amount of any share repurchases under the share repurchase authorization based on market conditions and other considerations. The repurchases may be effected in the open market, through derivative, accelerated repurchase and other negotiated transactions, and through plans designed to comply with Rule 10b5-1(c) under the Exchange Act. The press release is attached as Exhibit 99.1.

Item 9.01. Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

99.1	Press Release of CIT Group Inc., dated July 17, 2017, announcing its quarterly dividend and a share repurchase authorization.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this Form 8-K, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that CIT (i) is unsuccessful in implementing its strategy and business plan, (ii) is unable to react to and address key business and regulatory issues, (iii) is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, or (iv) becomes subject to liquidity constraints and higher funding costs. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this Form 8-K. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/ John Fawcett
John Fawcett
Executive Vice President &
Chief Financial Officer

Dated: July 18, 2017